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                                                                   Exhibit 10.31


                    EMPLOYMENT AND NONCOMPETITION AGREEMENT

AGREEMENT made as of this 28th day of June, 1996, by and among Per Edstrom (the "Employee"), and Abalon AB (the "Company" or "Abalon"), and affiliated company to Astea International Inc., a Delaware corporation with a principal place of business at 100 Highpoint Drive, Chalfont, Pennsylvania, United States 18914 ("Astea").

                                   RECITALS

A. Astea and the Employee and certain others are parties to a certain Share Purchase Agreement dated as of June 21, 1996 (the "Share Agreement") pursuant to which Astea will acquire all of the issued and outstanding capital stock of Bebalon AB ("Bebalon") ultimate parent company of Abalon and its affiliated entities through the acquisition of shares of Bebalon directly from the shareholders of Bebalon, pursuant to which Astea (i) will issue an aggregate of shares of its Common Stock representing a Share Value of US $ 6,000,000, $.01 par value per share ("Common Stock"), to the Shareholders of Bebalon, and (ii) deliver to the shareholders of Bebalon an aggregate of US $8,550,000 in immediately available funds, set further forth in the Share Agreement.

B. Astea and its subsidiaries design, develop, publish and market customer interaction software for "Help desk" applications, sales force automation, and field service and support for personal computers and client/server environments.

C. Abalon and its affiliated entities are engaged in the design, development, marketing, sales and distribution of software for sales force automation and other customer service interaction software applications for the personal computer and client/server environment.

D. The Employee is a former founder, indirect shareholder and officer of Abalon and is active in Abalon's business.

E. The execution and delivery of this Agreement by the parties hereto is a condition precedent to the obligations of the parties under the Share Agreement.

F. Astea believes it to be to its advantage to ensure that Employee continue to render services to the Company and Astea as hereinafter provided.

G. The Employee and the Company desire to enter into an Agreement to provide for Employee's continuing employment with the Company or subsidiaries and affiliated entities and any successors in interest.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties herein agree as follows:

1.  Definitions
As used herein, the following terms shall have the meanings herein specified.

"Affiliates" of any Person (as defined below) (the "Subject") shall mean any other Person which, directly or indirectly, Controls (as defined below) or is Controlled by or is under common Control with the Subject and, without limiting the generality of the foregoing, shall in any event include (a) any Person which beneficially owns or holds five percent (5%) or more of any class of voting securities of the Subject or five percent (5%) or

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more of the legal or beneficial interest in the Subject, (b) any Person of which the Subject beneficially owns or holds five percent (5%) or more of any class of voting securities or five percent (5%) or more of the legal or beneficial interest, (c) any director or officer of the Subject, (d) any director or officer of any corporation or other entity which is an Affiliate of the Subject and (e) any member of the "immediate family" (as defined for purposes of Section 16 of the Securities Exchange Act of 1934) of the Subject.

"Business" shall mean the research, development, production, marketing or distribution (or any other act deriving benefit from such research, development, production, marketing or distribution) or products or services related to any of the following (the "Products"): sales force automation and customer interaction software applications for the personal computer and client/server operating environments, and sales force automation and customer interaction software-related professional and consulting services.

"Control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

"Person" shall mean any individual, partnership, joint-stock company, firm, corporation, limited liability company, association, unincorporated organization, joint venture, trust or other entity or business organization.

2. Position and Responsibilities. (a) Officer. During the term of this Agreement, Employee agrees to serve as the Managing Director of Abalon. The Employee shall at all times report to, and his activities shall at all times be subject to the direction and control of the Board of Directors of Abalon and the management and Board of Directors of Astea. The Employee shall exercise such powers and comply with and perform to the best of his ability, such directions and duties in relation to the business and affairs of Astea and Abalon as may from time to time reasonably be vested in or requested of him by the management of Astea or the Board of Directors of Abalon. The Employee agrees to devote substantially all of his business time, attention and services to the diligent and competent discharge of his duties for the successful operation of Astea's and Abalon's business.

3. Compensation: Salary and Other Benefits. During the term of this Agreement, the Company shall pay Employee the following compensation, including the following salary, bonuses and other fringe benefits.

(A) Salary. In consideration of the services to be rendered by Employee to the Company, the Company will pay to Employee an annual salary of SEK 469.000 (the Employee's "base rate"). Such salary shall be payable in equal installments every month. The Employee's base rate salary shall be revised yearly, not later than June 1, each year.

(B) Reimbursement of Expenses. Employee will also be entitled to be promptly reimbursed for all business-related travel expenses, including airplane travel, automobile, business mileage, hotels, meals and parking expenses, pursuant to Abalon's expense reimbursement policies as in effect from time to time. For the purpose of covering such expenses, the company shall provide the Employee with a credit card. Employee shall present receipts or other documentation for any use of such credit card.

(C)  Vacation

Employee is entitled to twenty-eight (28) vacation days per year. Vacation scheduling is to be approved in advance by the Company.

(D)  Pension

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Employee will be covered by a private pension insurance until the equivalent cost of the SPP/ITPK pension plan.

(E)  Company Car

Employee is entitled to a company car in accordance with the Company's rules. The car may without charge also be used for private purposes by the Employee in Sweden and abroad. Employee is entitled to replace the company car with salary to an equivalent cost for the Company.

(F) Other Benefits. Employee shall be entitled to participate in employee health, hospitalization, disability, group term life, vacation, and other employee benefit programs on the same basis as that of other officers or employees of Abalon. The Company shall provide Employee with free telephone and data communication facilities from Employee's home, to be used in the course of his employment.

(G) Bonus Program. Employee shall be eligible to receive a bonus for the 1996 calendar year (the "Bonus") in accordance with Schedule 3(G) attached hereto and incorporated by reference herein.

4.  Term

4.1 General. The term of this Agreement (the "Employment Period") shall commence and this Agreement shall be effective upon the closing date of the Agreement (the "Effective Time") and may be terminated by the Company giving six
(6) months written notice. The Agreement may be terminated by the Employee giving three (3) months notice, however, in view of the sale of the shares in Bebalon by the Employee the Agreement may not be terminated by the Employee to expire prior to June 30, 1999. During the notice period the Company has the right to release the Employee from his employment with immediate effect but, in such circumstances, the Employee will be entitled to unchanged employment benefits until the end of the notice period.

4.2 Termination for Breach. The Company has the right to dismiss the Employee with immediate effect, if he has neglected his obligations toward the company in a major way or otherwise is found guilty of a major breach of contract. The Employee will not be entitled to receive any compensation during the normal period of notice or the severance pay at the end of the employment, if dismissed for this reason.

4.3 Severance. If termination of the Employee's employment is made by the Company and no other agreement is concluded, the Employee will be entitled to severance pay, in addition to his salary during the notice period, equaling six
(6) monthly salaries.

Severance pay will be based only on the Employee's base rate at the time when the notice is given.

5.  Non-Competition.

(a) The parties understand and agree that this Agreement is entered in connection with the acquisition by Astea of the outstanding stock of Bebalon as a material inducement to Astea to enter into the acquisition and indirect control of Abalon. The parties further agree that Employee was a founder, shareholder and officer of Abalon. As a result of the foregoing, the parties expressly understand and agree that the non-competition provisions contained in this Agreement are reasonable.

(b)  Commencing at the Effective Time and continuing until the later of (i) four
(4) years from the date hereof or (ii) twenty-four (24) months following termination of Employee's employment for any reason hereunder (the

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"Term"), the Employee will not, as an employee, agent, consultant, advisor, independent contractor, partner, officer, director, shareholder, lender or guarantor of any entity, or in any other employment, consulting or advisory capacity, directly or indirectly:

    (i) advise, consult with, participate or engage in business where the Employee is involved in activities relating to the development, distribution, marketing, sale or servicing of any product or service for the Business in any countries where Astea, Abalon or their affiliated entities are presently offering such products or services or those jurisdictions or countries in which Abalon or Astea or their affiliated entities are offering products or services relating to the Business at the time of any termination of employment excluding research, development, production, advise or service regarding Products on behalf of a customer using Product for its own, internal use as employee at such customer; (ii) induce or attempt to induce any person who at the time of such inducement is an employee or consultant of Astea or Abalon or their affiliated entities to perform work or services for any other person or entity other than the Company or Abalon or otherwise competitive to the Business; (iii) permit the name of Employee to be used in connection with a competitive Business; or (iv) solicit or entice any customer or prospective customer of Abalon, Astea or their affiliated entities at the time of termination of employment in order to offer, market, promote or distribute products or services of a competitive Business.

(c) If notice of termination is given by either party after June 30, 2000, the Company is liable as a compensation for the restraint this limitation in competition causes the Employee, to pay the Employee each month the difference between the Employee's salary with the Company at the time when the employment expires and the (lower) salary the Employee hereafter earns in a new employment. The compensation shall, however, not exceed 70% of the monthly salary, which is based in the Employee's base rate at the time when the notice is given, from the Company after expiration of the employment and furthermore not be paid for a longer period than during which the limitation in competition applies. In order to establish the level of compensation, the Employee should keep the company continuously informed of his salary in any new employment or business. Compensation in accordance with the above will be paid only as of the day when the Company in a registered letter has received the Employee's request hereof. Should the Employee be dismissed immediately because of a major breach of contract, the right to compensation as of above is forfeited. The Company may through notice to the Employee relieve him from the limitation in competition at which the Company's obligation to compensate the Employee in accordance with this section expires at the end of the month when the notice was sent.

6.  Affiliates, Nonsolicitation and Nondisclosure.

(a) During the Term, the Employee shall not (a) cause or permit any Affiliate within his reasonable control to, in any way, directly or indirectly, for itself or on behalf of any other Person, conduct, participate in or engage in any activity or enter into any contract or agreement of any kind whatsoever with respect to any activity that the Employee is prohibited from engaging in by
Section 5(b) hereof, or (b) fail to take any action needed to prevent any Affiliate within his reasonable control from, in any way, directly or indirectly, for itself or on behalf of any other Person, conducting, participating in or engaging in any activities or entering into any contract or agreement of any kind whatsoever with respect to any activity that the Employee is prohibited from engaging in by Section 5(b) hereof.

(b) During the Term, the Employee will not directly or indirectly either for himself or for any other commercial enterprise, solicit, divert or take away or attempt to solicit, divert or take away, any of Astea's, Abalon's or their affiliated entities' customers, business or prospective customer for the benefit of any Person that competes against Astea, Abalon or their affiliated entities within the Business. For purposes of this Agreement, "prospective customers" shall include those customers being solicited by Astea or Abalon personnel at the time of the Employee's conduct which may give rise to a breach of this Agreement. During

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the Term, the Employee will not solicit or discuss with any employee of Astea,
Abalon or their affiliated entities the employment of such employee by any Person, other than for the benefit of Astea, Abalon or their affiliated entities, nor recruit, attempt to recruit, hire, or attempt to hire any such Astea, Abalon or their affiliated entities employee for any other Person other than on behalf of Astea or Abalon.

(c) The Employee will not at any time, whether during or after the termination of employment, for any reason whatsoever (other than to promote and advance the business of Astea or Abalon and their affiliated entities), reveal to any person or entity (both commercial and non-commercial) any of the trade secrets or confidential business information concerning Astea or Abalon: including its research and development activities; product designs, prototypes and technical specifications; show-how and know-how; marketing plans and strategies; pricing, operating margins and costing policies; customer and supplier lists and accounts; or nonpublic financial information of Astea or Abalon so far as they have come or may come to the Employee's knowledge, except as may be required in the ordinary course of performing his duties as an employee to advance and promote the best interests of Astea and Abalon. This restriction shall not apply to: (i) information that may be disclosed generally or is in the public domain through no fault of the Employee, (ii) information received from a third party outside of Astea or Abalon that was disclosed without a breach of any confidentiality obligation; (iii) information approved for release by written authorization of Astea or Abalon; or (iv) information that may be required by law or an order of any court, agency or proceeding to be disclosed. The Employee shall keep secret all matters of such nature entrusted to him and shall not use or disclose any such confidential information for the benefit of any third party in any manner which may injure or cause loss to Astea, Abalon or their affiliated entities, whether directly or indirectly.

7. No Conflicts. The Employee represents that he is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his obligations hereunder or prevent the performance of his duties and obligations hereunder.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the jurisdiction of Sweden.

9. Severability. Without in any way limiting the provisions of Section 5, in case any one or more of the provisions contained in this Agreement or the other agreements executed in connection with the transactions contemplated hereby for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other agreements, but this Agreement or such other agreements, as the case may be, shall be construed and reformed to the maximum extent permitted by applicable law.

10. Acknowledgments. Employee recognizes and agrees that the enforcement of the noncompetition provisions of this Agreement is necessary to ensure the preservation, protection and continuity of the business, trade secrets and goodwill of Astea and Abalon.

11. Entire Agreement. This Agreement and the exhibits constitute the entire understanding of the parties relating to the subject matter hereof and the employment of the Employee by Abalon and supersedes all understandings or agreements, written or oral, made prior to the date hereof between Employee and the Company relating to employment, salary, bonus, or other compensation of any description, equity participation, benefits, severance or other remuneration.

12.  Notices.  All notices hereunder shall be in writing.

13.  Liquidated Damages.   Any breach by the Employee of the Non-Competition
clause as set out in section 5 of this Agreement - notwithstanding other appropriate remedies available to the Company - entitles the

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Company to liquidated damages of SEK 500,000 for each breach or to compensation for damage actually suffered, whichever is higher.

14. Amendments. No amendment termination or discharge of any provision of this Agreement, nor consent to any departure by Abalon or the Employee therefrom, shall be in writing signed by all parties.

15.  Arbitration

Any dispute controversial claim arising out of or in connection with this agreement shall, if not solved amicably be settled by arbitration in accordance with the rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The arbitral tribunal shall be composed of a sole arbitrator. If the aggregate costs for the arbitrator and for the Stockholm Chamber of Commerce exceed three times the Swedish base amount under the national insurance, the excess amount should always irrespective of the outcome be paid by the Company. The place of arbitration shall be Stockholm. The language to be used in the arbitral proceeding shall be Swedish. Evidence, written or oral, may, however, be presented in Swedish or English as the case may be.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

ABALON AB

By:   /s/ Zack B. Bergreen        /s/ Per Edstrom
     ---------------------       -------------------
     Zack Bergreen               Per Edstrom
Title: Chairman and CEO of
       Astea International Inc.




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